                                                                    EXHIBIT 4.13

================================================================================

                               D.R. HORTON, INC.,

                          THE GUARANTORS PARTY HERETO,

                                       AND

                    AMERICAN STOCK TRANSFER & TRUST COMPANY,
                                       as
                                     Trustee



                                   -----------

                        FOURTEENTH SUPPLEMENTAL INDENTURE

                          Dated as of February 21, 2002

                                   -----------



                           Supplementing the Indenture
                            Dated as of June 9, 1997
                               with respect to the
                          8 3/8% Senior Notes Due 2004
                          10 1/2% Senior Notes Due 2005
                            8% Senior Notes Due 2009
                          7 7/8% Senior Notes Due 2011
                  Zero Coupon Convertible Senior Notes Due 2021

================================================================================

         THIS FOURTEENTH SUPPLEMENTAL INDENTURE, dated as of February 21, 2002, to the Indenture, dated as of June 9, 1997 (as amended, modified or supplemented from time to time in accordance therewith, the "Indenture"), by and among D.R. HORTON, INC., a Delaware corporation (the "Company"), the ADDITIONAL GUARANTORS (as defined herein), the EXISTING GUARANTORS (as defined herein) and AMERICAN STOCK TRANSFER & TRUST COMPANY, as trustee (the "Trustee").

                                    RECITALS

         WHEREAS, the Company and the Trustee entered into the Indenture to provide for the issuance from time to time of senior debt securities (the "Securities") to be issued in one or more series as the Indenture provides;

         WHEREAS, pursuant to the First Supplemental Indenture, dated as of June 9, 1997 (the "First Supplemental Indenture"), among the Company, the guarantors party thereto and the Trustee, the Company issued a series of Securities designated as its 8 3/8% Senior Notes due 2004 in the aggregate principal amount of $250,000,000 (the "8 3/8% Notes"), pursuant to the Sixth Supplemental Indenture, dated as of February 4, 1999 (the "Sixth Supplemental Indenture"), among the Company, the guarantors party thereto and the Trustee, the Company issued a series of Securities designated as its 8% Senior Notes due 2009 in the aggregate principal amount of up to $400,000,000 (the "8% Notes"), pursuant to the Eighth Supplemental Indenture, dated as of March 21, 2000 (the "Eighth Supplemental Indenture") and the Tenth Supplemental Indenture, dated as of June 5, 2000 (the "Tenth Supplemental Indenture"), among the Company, the guarantors party thereto and the Trustee, the Company issued a series of Securities designated as its 10 1/2% Senior Notes due 2005 in the aggregate principal amount of $200,000,000 (the "10 1/2% Notes"), pursuant to the Eleventh Supplemental Indenture, dated as of May 11, 2001 (the "Eleventh Supplemental Indenture"), among the Company, the guarantors party thereto and the Trustee, the Company issued a series of Securities designated as its Zero Coupon Convertible Senior Notes due 2021 in the aggregate principal amount at maturity of $381,113,000 (the "Zero Coupon Notes"), and pursuant to the Thirteenth Supplemental Indenture, dated as of August 15, 2001 (the "Thirteenth Supplemental Indenture"), among the Company, the guarantors party thereto (the "Existing Guarantors") and the Trustee, the Company issued a series of Securities designated as its 7 7/8% Senior Notes due 2011 in the aggregate principal amount of $200,000,000 (the "7 7/8% Notes" and, together with the 8 3/8% Notes, the 8% Notes, the 10 1/2% Notes and the Zero Coupon Notes, the "Notes");

         WHEREAS, on February 21, 2002, pursuant to the laws of the State of Delaware and in accordance with the terms of the Agreement and Plan of Merger, dated as of October 22, 2001, as amended, by and between the Company and Schuler Homes, Inc., a Delaware corporation ("Schuler"), Schuler was duly merged with and into the Company, with the Company continuing as the surviving corporation (the "Merger");

         WHEREAS, pursuant to Section 4.05 of the Indenture, any Restricted Subsidiary that the Company organizes, acquires or otherwise invests in, or any Unrestricted Subsidiary that is redesignated as a Restricted Subsidiary, is required to guarantee the Notes for all purposes under the Indenture;

         WHEREAS, as a result of the Merger and pursuant to Section 4.05 of the Indenture, the Company desires to cause each of the former subsidiaries of Schuler who are deemed to be Restricted Subsidiaries (the "Additional Guarantors") to be bound by those terms applicable to a Guarantor under the Indenture, and cause such Additional Guarantors to execute and deliver a supplemental indenture pursuant to which such Additional Guarantors shall unconditionally guarantee all of the Company's obligations under the Notes on the terms set forth in the Indenture; and

         WHEREAS, the execution of this Fourteenth Supplemental Indenture has been duly authorized by the Executive Committee of the Board of Directors of the Company and the Boards of Directors or other governing bodies of the Additional Guarantors and all things necessary to make this Fourteenth Supplemental Indenture a legal, valid, binding and enforceable obligation of the Company and the Additional Guarantors according to its terms have been done and performed;

         NOW THEREFORE, for and in consideration of the premises, the Company, the Existing Guarantors and the Additional Guarantors covenant and agree with the Trustee for the equal and ratable benefit of the respective holders of the Securities as follows:

                                   ARTICLE I.

                              ADDITIONAL GUARANTORS

         1.1. In accordance with Section 4.05 of the Indenture, the following Additional Guarantors hereby unconditionally guarantee all of the Company's obligations under the Notes and the Indenture, as it relates to the Notes, on the terms set forth in the Indenture, including without limitation, Article Nine thereof:

         Name                                                          Jurisdiction of Organization
         ----                                                          ----------------------------
    Allegra, LLC                                                         California
    AP LHI, Inc.                                                         California
    AP Western GP Corporation                                            Delaware
    AP WP Operating Corporation                                          Delaware
    AP WP Partners, L.P.                                                 Delaware
    APLAM, LLC                                                           California
    D.R. Horton-Schuler Homes, LLC                                       Delaware
    HPH Homebuilders 2000 L.P.                                           California
    HPH Homebuilders LP 1995                                             California
    HPH Homebuilders LP 1996                                             California
    LAMCO Housing, Inc.                                                  California
    Livermore Homebuilders LP                                            California
    Melody Homes, Inc.                                                   Delaware

         Name                                                          Jurisdiction of Organization
         ----                                                          ----------------------------
    Melody Mortgage Co.                                                  Colorado
    Oakley-Avalon LP                                                     California
    Porter GP LLC                                                        Delaware
    Schuler Homes of Arizona LLC                                         Delaware
    Schuler Homes of California, Inc.                                    California
    Schuler Homes of Oregon, Inc.                                        Oregon
    Schuler Homes of Washington, Inc.                                    Washington
    Schuler Mortgage, Inc.                                               Delaware
    Schuler Realty/Maui, Inc.                                            Hawaii
    Schuler Realty/Oahu, Inc.                                            Hawaii
    SHA Construction LLC                                                 Delaware
    SHLR of California, Inc.                                             California
    SHLR of Colorado, Inc.                                               Colorado
    SHLR of Nevada, Inc.                                                 Nevada
    SHLR of Utah, Inc.                                                   Utah
    SHLR of Washington, Inc.                                             Washington
    SRHI LLC                                                             Delaware
    SSHI LLC                                                             Delaware
    Vertical Construction Corporation                                    Delaware
    Western Pacific Funding, Inc.                                        California
    Western Pacific Housing Co.                                          California
    Western Pacific Housing Management, Inc. (formerly Western Pacific   California
         Housing, Inc., a California corporation)
    Western Pacific Housing, Inc. (formerly Schuler Holdco, Inc., a      Delaware
         Delaware corporation)
    Western Pacific Housing-Antigua, LLC                                 Delaware
    Western Pacific Housing-Aviara, L.P.                                 California
    Western Pacific Housing-Boardwalk, LLC                               Delaware
    Western Pacific Housing-Broadway, LLC                                Delaware
    Western Pacific Housing-Canyon Park, LLC                             Delaware
    Western Pacific Housing-Carmel, LLC                                  Delaware
    Western Pacific Housing-Carrillo, LLC                                Delaware
    Western Pacific Housing-Communications Hill, LLC                     Delaware
    Western Pacific Housing-Copper Canyon, LLC                           Delaware
    Western Pacific Housing-Coto Venture, L.P.                           California
    Western Pacific Housing-Creekside, LLC                               Delaware
    Western Pacific Housing-Culver City, L.P.                            California
    Western Pacific Housing-Del Valle, LLC                               Delaware
    Western Pacific Housing-Lomas Verdes, LLC                            Delaware
    Western Pacific Housing-Lost Hills Park, LLC                         Delaware
    Western Pacific Housing-Lyons Canyon Partners, LLC                   Delaware
    Western Pacific Housing-McGonigle Canyon, LLC                        Delaware
    Western Pacific Housing-Mountaingate, L.P.                           California
    Western Pacific Housing-Norco Estates, LLC                           Delaware

         Name                                                          Jurisdiction of Organization
         ----                                                          ----------------------------
    Western Pacific Housing-Oso, L.P.                                    California
    Western Pacific Housing-Pacific Park II, LLC                         Delaware
    Western Pacific Housing-Park Avenue East, LLC                        Delaware
    Western Pacific Housing-Park Avenue West, LLC                        Delaware
    Western Pacific Housing-Playa Vista, LLC                             Delaware
    Western Pacific Housing-Poinsettia, L.P.                             California
    Western Pacific Housing-River Ridge, LLC                             Delaware
    Western Pacific Housing-Robinhood Ridge, LLC                         Delaware
    Western Pacific Housing-Santa Fe, LLC                                Delaware
    Western Pacific Housing-Scripps II, LLC                              Delaware
    Western Pacific Housing-Scripps, L.P.                                California
    Western Pacific Housing-Sea Cove, L.P.                               California
    Western Pacific Housing-Studio 528, LLC                              Delaware
    Western Pacific Housing-Terra Bay Duets, LLC                         Delaware
    Western Pacific Housing-Torrance, LLC                                Delaware
    Western Pacific Housing-Torrey Commercial, LLC                       Delaware
    Western Pacific Housing-Torrey Meadows, LLC                          Delaware
    Western Pacific Housing-Torrey Multi-Family, LLC                     Delaware
    Western Pacific Housing-Torrey Village Center, LLC                   Delaware
    Western Pacific Housing-Vineyard Terrace, LLC                        Delaware
    Western Pacific Housing-Westlake II, L.P.                            California
    Western Pacific Housing-Windemere, LLC                               Delaware
    Western Pacific Housing-Windflower, L.P.                             California
    WPH-Camino Ruiz, LLC                                                 Delaware
    WPH-HPH, LLC                                                         Delaware


         1.2 The Trustee is hereby authorized to add the above-named Additional Guarantors to the list of Guarantors on the Guarantees affixed to the Notes.

         1.3 In accordance with Section 5.01 of the Indenture, the Company, as the surviving entity in the Merger, assumes all of the obligations of the Company under the Notes and the Indenture.



                                   ARTICLE II.

                         DESIGNATED SENIOR INDEBTEDNESS

         2.1 Each series of Securities and each Guarantee under the Indenture shall be deemed "Designated Senior Indebtedness" and "Guarantor Senior Indebtedness," respectively, for purposes of the Indenture, dated as of June 28, 2001, by and among Schuler, the guarantors party thereto and U.S. Bank Trust National Association, as trustee.

                                  ARTICLE III.

                                  MISCELLANEOUS

         3.1. This Fourteenth Supplemental Indenture constitutes a supplement to the Indenture, and the Indenture and this Fourteenth Supplemental Indenture shall be read together and shall have the effect so far as practicable as though all of the provisions thereof and hereof are contained in one instrument.

         3.2 The parties may sign any number of copies of this Fourteenth Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         3.3 In the event that any provision in this Fourteenth Supplemental Indenture or the Notes shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         3.4 The article and section headings herein are for convenience only and shall not affect the construction hereof.

         3.5 Any capitalized term used in this Fourteenth Supplemental Indenture and not defined herein that is defined in the Indenture shall have the meaning specified in the Indenture, unless the context shall otherwise require.

         3.6 All covenants and agreements in this Fourteenth Supplemental Indenture by the Company, the Existing Guarantors and the Additional Guarantors shall bind each of their successors and assigns, whether so expressed or not. All agreements of the Trustee in this Fourteenth Supplemental Indenture shall bind its successors and assigns.

         3.7 The laws of the State of New York shall govern this Fourteenth Supplemental Indenture, the Notes and the Guarantees.

         3.8 Except as amended by this Fourteenth Supplemental Indenture, the terms and provisions of the Indenture shall remain in full force and effect.

         3.9 This Fourteenth Supplemental Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Fourteenth Supplemental Indenture.

         3.10 All liability described in paragraph 12 of the Notes, of any director, officer, employee or stockholder, as such, of the Company is waived and released.

         3.11 The Trustee accepts the modifications of the trust effected by this Fourteenth Supplemental Indenture, but only upon the terms and conditions set forth in the Indenture. Without limiting the generality of the foregoing, the Trustee assumes no responsibility for the correctness of the recitals herein contained which shall be taken as the statements of the

Company and the Trustee shall not be responsible or accountable in any way whatsoever for or with respect to the validity or execution or sufficiency of this Fourteenth Supplemental Indenture and the Trustee makes no representation with respect thereto.


            [SIGNATURES INTENTIONALLY APPEAR ON NEXT PAGE FOLLOWING]

         IN WITNESS WHEREOF, the parties hereto have caused this Fourteenth Supplemental Indenture to be duly executed, all as of the day and year first above written.


                                  D.R. HORTON, INC.

                                  By: /s/ SAMUEL R. FULLER
                                     -------------------------------------------
                                     Samuel R. Fuller
                                     Executive Vice President,
                                     Chief Financial Officer, and Treasurer


                                  EXISTING GUARANTORS:

                                  C. Richard Dobson Builders, Inc.
                                  CHI Construction Company
                                  CHTEX of Texas, Inc.
                                  Continental Homes, Inc.
                                  Continental Homes of Florida, Inc.
                                  Continental Residential, Inc.
                                  D.R. Horton, Inc. - Birmingham
                                  D.R. Horton, Inc. - Chicago
                                  D.R. Horton, Inc. - Denver
                                  D.R. Horton, Inc. - Dietz-Crane
                                  D.R. Horton, Inc. - Greensboro
                                  D.R. Horton, Inc. - Jacksonville
                                  D.R. Horton, Inc. - Louisville
                                  D.R. Horton Los Angeles Holding Company, Inc. D.R. Horton, Inc. - Minnesota
                                  D.R. Horton, Inc. - New Jersey
                                  D.R. Horton, Inc. - Portland
                                  D.R. Horton, Inc. - Sacramento
                                  D.R. Horton San Diego Holding Company, Inc.
                                  D.R. Horton, Inc. - Torrey
                                  DRH Cambridge Homes, Inc.
                                  DRH Construction, Inc.
                                  DRH Regrem II, Inc.
                                  DRH Regrem III, Inc.
                                  DRH Regrem IV, Inc.
                                  DRH Regrem V, Inc.
                                  DRH Southwest Construction, Inc.
                                  DRH Title Company of Colorado, Inc.
                                  DRH Tucson Construction, Inc.
                                  DRHI, Inc.
                                  KDB Homes, Inc.

                                  Meadows I, Ltd.
                                  Meadows VIII, Ltd.
                                  Meadows IX, Inc.
                                  Meadows X, Inc.

                                  By: /s/ SAMUEL R. FULLER
                                     -------------------------------------------
                                     Samuel R. Fuller
                                     Treasurer

                                  DRH Regrem VIII, LLC
                                  DRH Cambridge Homes, LLC

                                             By: D.R. Horton, Inc. - Chicago,
                                                 a member

                                             By: /s/ SAMUEL R. FULLER
                                                --------------------------------
                                                Samuel R. Fuller
                                                Treasurer


                                  D.R. Horton - Emerald, Ltd.
                                  D.R. Horton Management Company, Ltd.
                                  D.R. Horton-Texas, Ltd.
                                  DRH Regrem VII, LP

                                             By: Meadows I, Ltd., the general
                                                 partner

                                             By: /s/ SAMUEL R. FULLER
                                                --------------------------------
                                                Samuel R. Fuller
                                                Treasurer

                                    SGS Communities At Grande Quay, LLC

                                             By: Meadows IX, Inc., a member


                                             By: /s/ SAMUEL R. FULLER
                                                --------------------------------
                                                Samuel R. Fuller
                                                Treasurer

                                                and

                                             By: Meadows X, Inc., a member


                                             By: /s/ SAMUEL R. FULLER
                                                --------------------------------
                                                Samuel R. Fuller
                                                Treasurer

                                    Continental Homes of Texas, L.P.

                                             By: CHTEX of Texas, Inc., the
                                                 general partner


                                             By: /s/ SAMUEL R. FULLER
                                                --------------------------------
                                                Samuel R. Fuller
                                                Treasurer

                                    Meadows II, Ltd.
                                    CH Investments of Texas, Inc.



                                             By: /s/ WILLIAM PECK
                                                --------------------------------
                                                William Peck
                                                President

                             ADDITIONAL GUARANTORS:

                             Allegra, LLC
                             AP LHI, Inc.
                             AP Western GP Corporation
                             AP WP Operating Corporation
                             AP WP Partners, L.P.
                             APLAM, LLC
                             HPH Homebuilders 2000 L.P.
                             HPH Homebuilders LP 1995
                             HPH Homebuilders LP 1996
                             LAMCO Housing, Inc.
                             Livermore Homebuilders LP
                             Melody Homes, Inc.
                             Melody Mortgage Co.
                             Oakley-Avalon LP
                             Porter GP LLC
                             Schuler Homes of Arizona LLC
                             Schuler Homes of California, Inc.
                             Schuler Homes of Oregon, Inc.
                             Schuler Homes of Washington, Inc.
                             Schuler Mortgage, Inc.
                             Schuler Realty/Maui, Inc.
                             Schuler Realty/Oahu, Inc.
                             SHA Construction LLC
                             SHLR of California, Inc.
                             SHLR of Colorado, Inc.
                             SHLR of Nevada, Inc.
                             SHLR of Utah, Inc.
                             SHLR of Washington, Inc.
                             SRHI LLC
                             SSHI LLC
                             Vertical Construction Corporation
                             Western Pacific Funding, Inc.
                             Western Pacific Housing Co.
                             Western Pacific Housing Management, Inc.,
                             (formerly Western Pacific Housing, Inc., a
                              California corporation)
                             Western Pacific Housing, Inc. (formerly Schuler
                                Holdco, Inc., a Delaware corporation)
                             Western Pacific Housing-Antigua, LLC
                             Western Pacific Housing-Aviara, L.P.
                             Western Pacific Housing-Boardwalk, LLC
                             Western Pacific Housing-Broadway, LLC

                             Western Pacific Housing-Canyon Park, LLC
                             Western Pacific Housing-Carmel, LLC Western
                             Pacific Housing-Carrillo, LLC
                             Western Pacific Housing-Communications Hill,
                                LLC
                             Western Pacific Housing-Copper Canyon, LLC
                             Western Pacific Housing-Coto Venture, L.P.
                             Western Pacific Housing-Creekside, LLC
                             Western Pacific Housing-Culver City, L.P.
                             Western Pacific Housing-Del Valle, LLC
                             Western Pacific Housing-Lomas Verdes, LLC
                             Western Pacific Housing-Lost Hills Park, LLC
                             Western Pacific Housing-Lyons Canyon Partners,
                                LLC
                             Western Pacific Housing-McGonigle Canyon, LLC Western Pacific Housing-Mountaingate, L.P. Western Pacific Housing-Norco Estates, LLC Western Pacific Housing-Oso, L.P.
                             Western Pacific Housing-Pacific Park II, LLC
                             Western Pacific Housing-Park Avenue East, LLC Western Pacific Housing-Park Avenue West, LLC Western Pacific Housing-Playa Vista, LLC Western Pacific Housing-Pointsettia, L.P. Western Pacific Housing-River Ridge, LLC Western Pacific Housing-Robinhood Ridge, LLC Western Pacific Housing-Santa Fe, LLC
                             Western Pacific Housing-Scripps II, LLC
                             Western Pacific Housing-Scripps, L.P.
                             Western Pacific Housing-Sea Cove, L.P.
                             Western Pacific Housing-Studio 528, LLC
                             Western Pacific Housing-Terra Bay Duets, LLC
                             Western Pacific Housing-Torrance, LLC
                             Western Pacific Housing-Torrey Commercial, LLC Western Pacific Housing-Torrey Meadows, LLC Western Pacific Housing-Torrey Multi-Family,
                                LLC
                             Western Pacific Housing-Torrey Village Center,
                                LLC
                             Western Pacific Housing-Vineyard Terrace, LLC Western Pacific Housing-Westlake II, L.P.

                             Western Pacific Housing-Windemere, LLC
                             Western Pacific Housing-Windflower, L.P.
                             WPH-Camino Ruiz, LLC
                             WPH-HPH, LLC


                             By: /s/ THOMAS CONNELLY
                                ------------------------------------------------
                                Thomas Connelly, Chief Financial Officer and
                                Secretary of each corporate guarantor, of each managing member or sole manager of each limited liability company guarantor, and of each general partner of each limited partnership guarantor


                             D.R. Horton-Schuler Homes, LLC

                                      By: Vertical Construction
                                          Corporation, its manager



                                      By: /s/ THOMAS CONNELLY
                                         ---------------------------------------
                                         Thomas Connelly
                                         Chief Financial Officer
                                         and Secretary

                             AMERICAN STOCK TRANSFER & TRUST
                             COMPANY, as Trustee



                             By: /s/ HERBERT J. LEMMER
                                ------------------------------------------------
                             Name: Herbert J. Lemmer
                                  ----------------------------------------------
                             Title: Vice President
                                   ---------------------------------------------